Exhibit 10.1

January 28, 2015

VIA EMAIL ONLY

Brian Lattman, President

Butterfly Retail Acquisition LLC

50 West 23rd Street – 10th Floor

New York, NY 10010

Office: 212-590-6351

Cell: 917-797-0353

E-mail: blattman@alloymerch.com

Re:	Letter Agreement For Acquired Assets

Dear Brian:

This letter (the “Letter Agreement”) sets forth the binding agreement of Butterfly Retail Acquisition LLC, an affiliate of HRSH Acquisitions, LLC d/b/a Alloy Apparel & Accessories, LLC (the “Purchaser”), dELiA*s, Inc. and its debtor affiliates (collectively, the “Debtors” or “Merchant”), and a joint venture comprising of Hilco Merchant Resources, LLC and Gordon Brothers Retail Partners, LLC (together, the “Agent”) with respect to the Acquired Assets (as defined herein).

SECTION 1 - AGENT’S DESIGNATION RIGHTS.

1.1 All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in Exhibit A attached hereto.

1.2 Reference is made to that certain Amended & Restated Agency Agreement, dated December 22, 2014 (the “Agency Agreement”) between Merchant and the Agent, which was approved in In re dELiA*s, Inc., et al., Case No. 14-23678(RDD) (Bankr. S.D.N.Y.) (the “Chapter 11 Cases”) pursuant to the Final Order (A)(I) Approving the Debtors’ Assumption of Agency Agreement, (II) Authorizing the Debtors to Sell Certain Assets Through Store Closing Sales, (III) Authorizing the Debtors to Abandon Unsold Property, (IV) Waiving Compliance With Contractual Store Closing Sale Restrictions and Exempting the Debtors From Laws Restricting Store Closing Sales, and (V) Granting Related Relief [Docket No. 98] entered on December 24, 2014 (the “Agency Order”).

1.3 In accordance with Section 7.4 of the Agency Agreement, the Agent hereby agrees to exercise its designation rights and designate Purchaser as the purchaser, acquirer, assignee, transferee, licensee, and/or designee, as applicable, of the Acquired Assets. Subject to the sale process set forth in this Letter Agreement, including as set forth in sections 11 and 12 of this Letter Agreement, this Letter Agreement shall constitute a Sale Notice (as defined in the Agency Agreement) to Merchant in accordance with Section 7.4 of the Agency Agreement and, within two (2) days following the execution of this Letter Agreement, the Agent shall provide a Sale Notice to the Committee as required by Section 7.4 of the Letter Agreement.

SECTION 2 – ACQUIRED ASSETS.

2.1 Acquired Assets. Upon the terms and subject to the conditions set forth in this Letter Agreement, the Agent agrees to direct the Merchant to transfer, sell, convey, assign and deliver to Purchaser, or its designee, and, at the Closing (as defined herein), the Merchant shall transfer, sell, convey, assign and deliver to Purchaser, or its designee, the Acquired Assets, free and clear of all liens, claims and encumbrances (collectively, the “Encumbrances”), subject to the Permitted Encumbrances (as defined herein). “Acquired Assets” shall mean the following:

(a)	All of the Merchant’s membership interests (the “Membership Interests”) in dELiA*s Brand LLC (“D Brand”) pursuant to an assignment agreement substantially in the form attached hereto as Exhibit B; and

(b)	All of the Merchant’s rights, title, and interests in and to the Intellectual Property (but, with respect to any of the Merchant’s Intellectual Property that is the subject of an executory contract, only to the extent such executory contract is an Assumed Contract, as defined in Section 3.1(b) of this Letter Agreement), including, without limitation, the Intellectual Property identified on the list attached hereto as Schedule 2.1(b) (the “Acquired IP”) pursuant to:

(i)	with respect to any Assumed Contract, an assignment agreement substantially in the form attached hereto as Exhibit C;

(ii)	with respect to Acquired IP (other than the Assumed Contracts) and all of the Merchant’s rights, title and interests in other assets of Merchant set forth on the list attached hereto as Schedule 2.1(c) hereto (the “Other Assets”), a bill of sale substantially in the form attached hereto as Exhibit D.

2.2 Without the prior written consent of the Purchaser, Agent shall not amend or otherwise modify the definition of “Intellectual Property” or “Customer Lists” contained in the Agency Agreement, or otherwise amend, modify or waive any other provision contained in the Agency Agreement in a manner materially adverse to the interests of the Purchaser hereunder or thereunder.

2.3 The form of the agreements attached hereto as Exhibits B, C, and D have been agreed to by the Merchant, Agent and Purchaser as the definitive documents (the “Definitive Documents”) with respect to the transactions contemplated by this Letter Agreement in respect of the Acquired Assets and each shall be executed at the Closing in the form attached hereto.

For purposes of this Letter Agreement, “Permitted Encumbrances” shall mean any claim, lien or encumbrance on the Acquired Assets (i) in favor of JLP Daisy, LLC to the extent set forth in that certain Master License Agreement, dated as of February 24, 2003 (the “Master License Agreement”), between D Brand and JLP Daisy LLC (“JLP”), (ii) to the extent set forth in that certain Limited Liability Company Agreement of D Brand, dated as of February 24, 2003; and (iii) created under any of the Assumed Contracts pursuant to the express terms of such Assumed Contracts or existing under any of the Assumed Contracts solely as a result of the failure of the Debtors to pay the amounts due and owing thereunder.

SECTION 3 – CONSIDERATION.

3.1 Consideration; Payment Amount. On the Funding Date (as defined herein), the Purchaser shall pay Agent the “Payment Amount” which shall mean the sum of:

(a)	$2,500,000 in cash; and

(b)	to the extent Purchaser requests that the Merchant assume and assign to Purchaser one or more contracts, which request may be made in Purchaser’s sole discretion on or prior to the Funding Date (each such contract, an “Assumed Contract” and, collectively, the “Assumed Contracts”), any and all Cure Amounts associated with such Assumed Contracts.

3.2 Timing of Payment. The Payment Amount shall be paid by the Purchaser to the Agent on the “Funding Date” which shall mean the later of

(a)	three (3) business days after entry of an order entered by the Bankruptcy Court (the “Approval Order”) approving the sale, acquisition, assignment, transfer, license, and/or designation of the Acquired Assets to the Purchaser free and clear of all Encumbrances (other than Permitted Encumbrances) and waiving any stay under Federal Rules of Bankruptcy Procedure 6004(h), 6006(d), or otherwise, or fifteen (15) days if such order does not contain a provision waiving any applicable stay;

(b)	satisfaction of the conditions precedent to the Purchaser’s obligation to purchase the Acquired Assets as set forth in this Letter Agreement (the “Conditions”); and

(c)	such other date as the Agent and Purchaser may agree in writing.

3.3 Agent shall retain all rights to all Asset Proceeds, as well as (i) the Merchandise, the Proceeds, the Owned FF&E (to the extent not set forth on Schedule 2.1(c) to this Letter Agreement), and all proceeds of the foregoing, (ii) commissions in respect of the sale of Merchant Consignment Goods and Owned DC FF&E, and (iii) all other amounts to be paid to Agent pursuant to the Agency Agreement, and the Purchaser shall have no interest in or rights to any such assets, amounts, or proceeds thereof.

3.4 The Purchaser is not assuming, nor shall it in any manner become liable for, any debts, liabilities, obligations or expenses of any kind or nature whatsoever of the Debtors or the Agent, whether existing on the date hereof or on the date of entry of the Approval Order; provided, however, if the Closing occurs, the Purchaser shall be responsible for the payment of the Cure Amounts associated with the Assumed Contracts and all debts, liabilities, obligations or expenses arising under the Assumed Contracts.

SECTION 4 – CONDITIONS.

4.1 The Purchaser’s obligation to purchase the Acquired Assets and pay the Payment Amount to the Agent on the Funding Date is subject to the following Conditions:

(a)	approval by the Bankruptcy Court of the bidding procedures for the Acquired Assets, in the form attached hereto as Exhibit E or in such other form as is reasonably acceptable to the Purchaser and Merchant, in consultation with the Committee and Lender (the “Bidding Procedures”). Notwithstanding the foregoing or anything contained herein to the contrary, if the Bidding Procedures (i) provide for the right to bid on assets (whether owned by the Merchant,
D Brand or any other third party) in addition to, or otherwise modify the description or scope of, the Acquired Assets or (ii) provide for any sharing of the proceeds of the sale of any assets included within the Bidding Procedures with any third party (other than any sharing arrangement by or among the Agent, the Merchant and/or the official committee of unsecured creditors in the Chapter 11 Cases), then (y) the Purchaser shall have no obligation to consummate the Closing and (z) the sale of any assets included within the modified Bidding Procedures shall be deemed to constitute an Alternative Transaction (as defined in Section 12) if a bid (other than the Purchaser’s bid) is received in connection with such modified Bidding Procedures and such bid is “qualified” and, as a result, the Purchaser shall be entitled to receive the Break Up Fee and Expense Reimbursement (as each such term is defined in Section 12) if the Closing does not occur; and

(b)	approval by the Bankruptcy Court of the Purchaser’s acquisition of the Acquired Assets, free and clear of all Encumbrances (other than Permitted Encumbrances), including any contract designated by the Purchaser as an Assumed Contract, which Assumed Contracts shall include:

(i)	that certain Trademark License Agreement, dated as of February 24, 2003, between D Brand and dELiA*s Corp. (the “Trademark License Agreement”); and

(ii)	that certain Amended and Restated Media Services Agreement (the “Media Services Agreement”) by and between Merchant and Defy Media, LLC (f/k/a Alloy, Inc.).

SECTION 5– TRANSITION SERVICES AGREEMENT.

5.1 The Agent shall use commercially reasonable good faith efforts to assist the Purchaser with negotiations with Merchant, in consultation with the Committee and Lender, in respect of a transition services agreement (the “Transition Services Agreement”), on terms and conditions reasonably acceptable to the Purchaser, that provides for the Purchaser’s use of the Distribution Centers in connection with the Direct Business Platform for a period of no less than 30 days after the date of the Closing. The Purchaser hereby acknowledges that the Agent has provided the Merchant with notice that the Agent is vacating and will cease using the Distribution Centers on January 29, 2015.

5.2 The Purchaser shall have no obligation to enter into the Transition Services Agreement.

SECTION 6– APPROVAL ORDER AND CLOSING DATE.

6.1 The Approval Order or any subsequent order shall be in a form and substance reasonably satisfactory to the Purchaser, Agent, and Merchant, in consultation with the Committee and Lender.

6.2 The Purchaser agrees to accept and comply with the recommendations from the Consumer Privacy Ombudsman appointed in the Chapter 11 Cases in respect of the personally identifiable information in the Customer List.

6.3 Agent and Merchant shall use commercially reasonable good faith efforts to

(a)	obtain entry of the Approval Order or other order of the Bankruptcy Court, acceptable to Agent, Merchant, and the Purchaser in each such party’s reasonable discretion, approving the sale, acquisition, assignment, transfer, license, and/or designation of the Acquired Assets to the Purchaser, and waiving any stay under Federal Rules of Bankruptcy Procedure 6004(h), 6006(d), or otherwise, and

(b)	assist the Purchaser with closing the transactions contemplated by this Letter Agreement in respect of the Acquired Assets (the “Closing”). Agent and Merchant each hereby covenants that, from time to time after the Closing, at the Purchaser’s reasonable request and without further consideration, Agent and Merchant will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, conveyances, transfers, assignments, powers of attorney and assurances as reasonably may be required more effectively to convey, transfer to and vest in the Purchaser, and to put the Purchaser in possession of, any of the Acquired Assets; provided, however, that Purchaser shall be responsible for preparing all documents and other instruments at Purchaser’s sole cost and expense.

6.4 The Closing shall occur on the Funding Date (the “Closing Date”), which shall occur no later than March 15, 2015 (the “Outside Closing Date”). If the Funding Date does not occur by the Outside Closing Date due to the failure of the Agent to satisfy certain of the Conditions, then the Purchaser may elect, in its discretion, either to (i) terminate its obligations under this Letter Agreement or (ii) extend the Outside Closing Date until the satisfaction of the Conditions (or the waiver of such Conditions by the Purchaser).

6.5 Prior to the consummation of the sale of the Acquired Assets pursuant to the Bidding Procedures, Merchant, in its capacity as a member of the Board of Managers of D Brand and as the sole owner of the Membership Interests, shall not cause D Brand to transfer or assign any of its assets.

SECTION 7 – STORE CLOSING SALE.

7.1 If the Closing occurs, the Purchaser hereby agrees that Agent shall be authorized to conduct, until the Sale Termination Date, the Sale at the Stores, the Distribution Centers, and corporate offices and, until the Closing Date, through the Direct Business Platform as a “sale on everything”, “everything must go”, “store closing,” or “going out of business”.

7.2 Effective on the Closing Date, the Agent shall discontinue the sale of goods through the Direct Business Platform; provided, however, until the Sale Termination Date, Purchaser hereby irrevocably grants Agent the right and otherwise authorizes Agent to reasonably promote the Sale at the Stores using one or more reasonably sized banners located at the top of the landing page(s) for the Direct Business Platform (including (without limitation) websites and social media sites such as Facebook and Twitter) and utilize the functionality of the Store locator feature, all of which shall be updated by the Purchaser at the Agent’s expense, based on Agent’s reasonable requests and otherwise operated and maintained by the Purchaser.

SECTION 8 – INTELLECTUAL PROPERTY LICENSE.

8.1 The Purchaser hereby grants to Agent, effective as of the Closing Date and ending on the Sale Termination Date (or, in the case of Remaining Merchandise and MOOS Inventory, once sold), an irrevocable, non-transferable, royalty free license and right to use all Acquired IP and Customer Lists that constitute Acquired Assets in connection with the Sale, subject to reasonable restrictions requested by the Purchaser in order for the Purchaser to comply with its privacy policy (as well as Merchant’s privacy policy) and applicable laws governing the use and dissemination of confidential consumer personal data (including those applicable to the Purchaser pursuant to Section 6.2 of this Letter Agreement). Without limiting the generality of the foregoing, Agent shall be authorized to use the Intellectual Property and Customer Lists included as Acquired Assets to sell or otherwise dispose of the Merchandise (including (without limitation) the Remaining Merchandise), the MOOS Inventory, Owned FF&E (to the extent not set forth on Schedule 2.1(c) to this Letter Agreement), Excluded Goods, and Owned DC FF&E and otherwise advertise and promote the Sale, including (without limitation) the use of the trade names, logos, e-mail lists, customer lists, and e-commerce sites (including (without limitation) websites and social media sites such as Facebook and Twitter), all in accordance with the license to use such Acquired Assets granted to the Agent by the Merchant under the Agency Agreement subject to such reasonable quality control requirements mutually acceptable to the Purchaser and Agent.

8.2 With respect to Remaining Merchandise and MOOS Inventory, the Purchaser hereby grants the Agent the right to sell such Remaining Merchandise and MOOS Inventory on a wholesale basis with all logos, tags, and other intellectual property intact and grant purchasers thereof the right to sell such Remaining Merchandise and MOOS Inventory with such logos, tags, and other intellectual property intact and advertise the sale of such Remaining Merchandise and MOOS Inventory as “Authentic dELiA*s Branded Goods”.

8.3 All goodwill associated with use of the Acquired Assets shall inure to the benefit of the Purchaser.

8.4 For the avoidance of doubt, “Intellectual Property” shall exclude software licenses relating solely to the operation of the Debtors’ Stores.

8.5 To the extent the Transition Services Agreement, or any similar type of agreement, transfers to the Purchaser any software that the Debtors still require in order to conduct the wind down of their operations, the Purchaser agrees that it will license such software back to the Debtors at no charge until the closing of the Chapter 11 Cases or as otherwise agreed to in writing by the Purchaser and the Debtors.

SECTION 9 – ACKNOWLEDGEMENT AS TO CONDITION.

9.1 EXCEPT AS EXPRESSLY SET FORTH BELOW IN THIS SECTION 9.1, THE PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT NEITHER MERCHANT NOR AGENT MAKES ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE ACQUIRED ASSETS OR ANY MATTER RELATING TO THE ACQUIRED ASSETS. WITHOUT IN ANY WAY LIMITING THE FOREGOING, AGENT, ON BEHALF OF ITSELF AND MERCHANT, HEREBY DISCLAIMS ANY WARRANTY (EXPRESS OR IMPLIED) OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AS TO ANY ACQUIRED ASSET. MERCHANT AND AGENT, TO THE BEST OF AGENT’S KNOWLEDGE, REPRESENT AND WARRANT THAT dELiA*s ASSETS CORP. OWNS ALL OF THE OUTSTANDING MEMBERSHIP INTERESTS IN D BRAND AND THERE ARE NO OTHER RIGHTS, OPTIONS OR WARRANTS TO PURCHASE MEMBERSHIP INTERESTS IN D BRAND.

9.2 THE PURCHASER FURTHER ACKNOWLEDGES THAT THE PURCHASER,

(a) HAS CONDUCTED INDEPENDENT DUE DILIGENCE IN RESPECT OF THE ACQUIRED ASSETS AS THE PURCHASER DEEMED NECESSARY OR APPROPRIATE,

(b) HAS CONDUCTED AN INDEPENDENT INSPECTION AND INVESTIGATION OF THE PHYSICAL AND OTHER CONDITIONS OF ACQUIRED ASSETS AND ALL SUCH OTHER MATTERS RELATING TO OR AFFECTING THE ACQUIRED ASSETS AS THE PURCHASER DEEMED NECESSARY OR APPROPRIATE, AND

(c) THAT IN PROCEEDING WITH THE PURCHASER’S ACQUISITION OF THE ASSETS, PURCHASER IS DOING SO BASED SOLELY UPON SUCH INDEPENDENT DUE DILIGENCE AND INDEPENDENT INSPECTIONS AND INVESTIGATIONS.

9.3 ACCORDINGLY, EXCEPT FOR THE LIMITED REPRESENTATION SET FORTH IN SECTION 9.1 ABOVE, PURCHASER IS, AND AT CLOSING SHALL BE DEEMED TO BE, PURCHASING THE ASSETS ON AN “AS IS” AND “WHERE IS” BASIS.

SECTION 10 – CONFIDENTIALITY.

10.1 Except with regard to the existence of this Letter Agreement and the identity of the parties hereto, each of Agent, the Purchaser and the Merchant, on behalf of themselves and their respective officers, directors, employees, agents, representatives, subsidiaries, and affiliates (collectively, the “Representatives”), acknowledges and understands that the terms and conditions of this Letter Agreement and its exhibits and schedules are confidential and proprietary in nature, and each of the Agent, the Purchaser and the Merchant, on behalf of itself and its respective Representatives, therefore covenants and agrees to maintain strict confidentiality with respect to such terms, and that neither Agent, the Purchaser, the Merchant nor their respective Representatives will use such information for any purpose or disclose such information to any person other than their respective Representatives, the official committee of unsecured creditors in the Chapter 11 Cases, and the Debtors’ lender under their postpetition financing credit facility, without the express consent of the other party until such time as a motion is filed with the Bankruptcy Court to approve the Bidding Procedures and sale of the Acquired Assets at which time the Agent and Merchant may disclose the terms and conditions of this Letter Agreement.

10.2 Nothing in this Section 10 shall prohibit the disclosure or use of any information (i) to the official committee of unsecured creditors in the Chapter 11 Cases, any lender to Agent or the Purchaser or to any investor in the Purchaser, (ii) to the extent required by law or regulation, or (iii) to enforce or defend any party’s rights in connection with any dispute under this Letter Agreement.

SECTION 11 – EXCLUSIVITY.

11.1 In consideration of the sharing of confidential information and the agreements contained herein, from the date hereof through the date on which the Bankruptcy Court enters an order approving Bidding Procedures for the Acquired Assets (the “Bidding Procedures Order”),

(a)	absent the written consent of the Agent, Merchant, and Purchaser, on behalf of itself and its Representatives, Purchaser agrees that neither the Purchaser nor its Representatives will solicit, negotiate or enter into any agreement with any party (other than Agent, Merchant or their Representatives) with respect to the transactions contemplated by this Letter Agreement; and

(b)	absent the written consent of the Agent, Merchant and Purchaser, on behalf of itself and its Representatives, Agent and Merchant agree that neither Agent, Merchant nor their Representatives will solicit, negotiate or enter into an agreement with any party (other than the Purchaser or its Representatives) with respect to the Acquired Assets.

11.2 In consideration of the agreements contained herein, from the date hereof through and including the date of entry of the Bidding Procedures Order, absent the written consent of the Purchaser, the Agent shall not, on behalf of itself or its Representatives,

(a)	exercise its designation rights in respect of the Acquired IP or other Acquired Assets in favor of any party (other than the Purchaser);

(b)	fail to exercise the designation rights in favor of the Purchaser as provided in Section 1 above;

(c)	negotiate or enter into any agreement with any party (other than the Purchaser) regarding the assignment of all or any part of the Acquired Assets to such party.

11.3 Following the entry of the Bidding Procedures Order, the Merchant and Agent and their respective Representatives may solicit and negotiate with one or more third parties for the purchase of the Acquired Assets pursuant to procedures approved in the Bidding Procedures Order.

SECTION 12– BREAK UP FEE AND EXPENSE REIMBURSEMENT.

12.1 If an alternative transaction with respect to the Acquired Assets (an “Alternative Transaction”) is consummated, the Purchaser shall be entitled to a break up fee (the “Break Up Fee”) in the aggregate amount of 3% of the cash portion of the Payment Amount and expense reimbursement for up to $50,000 in reasonable and documented out of pocket expenses (the “Expense Reimbursement”). The Break Up Fee and Expense Reimbursement shall be paid at the closing of, and shall be a condition to the consummation of, the Alternative Transaction, and the amounts used to pay the Break Up Fee and Expense Reimbursement shall not constitute Asset Proceeds.

SECTION 13– INDEMNIFICATION.

13.1 Agent shall indemnify and hold the Purchaser and its Representatives harmless from and against all claims, demands, penalties, losses, liability or damage, including, without limitation, reasonable attorneys’ fees and expenses, asserted directly or indirectly against the Purchaser or its Representatives resulting from, or in any way related to (i) Agent’s failure to perform under or material breach of this Letter Agreement or the Agency Agreement or (ii) Agent’s conduct in connection with the Merchandise, the Owned FF&E and the Assets (other than the Acquired Assets) on or after the Sale Commencement Date.

13.2 The Purchaser shall indemnify and hold Agent and its Representatives harmless from and against all claims, demands, penalties, losses, liability or damage, including, without limitation, reasonable attorneys’ fees and expenses, asserted directly or indirectly against Agent or its Representatives resulting from, or in any way related to (i) the Purchaser’s failure to perform under or material breach of this Letter Agreement, or (ii) the Purchaser’s conduct in connection with the Acquired Assets on or after the Closing Date.

13.3 Agent and the Purchaser shall each, as promptly as practical, provide the other with notice of any claim, suit or demand that in any way relates to or arises out of this Letter Agreement. Such notice shall set forth whether the notifying party seeks, as of that time, indemnification from the other party for such claim, suit or demand. Neither the Purchaser nor Agent shall compromise or settle any claim, suit or demand for which indemnification is sought without the prior written consent of the other party hereto.

SECTION 14 – MISCELLANEOUS.

14.1 This Agreement shall be governed by the laws of the state of New York that apply to contracts made and performed entirely within such state. Any action, suit or other proceeding (hereinafter, an “action”) with respect to this Letter Agreement or any matter arising out of or in connection with this Letter Agreement shall be brought exclusively in the state and federal courts sitting in White Plains, New York. By execution and delivery of this Letter Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the sole and exclusive jurisdiction of the aforesaid courts and appellate courts thereof.

14.2 EACH PARTY HERETO, FOR ITSELF AND ITS REPRESENTATIVES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE REPRESENTATIVES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

14.3 All notices and demands required and desired to be given by any party hereto shall be in writing and shall be delivered personally, sent by overnight courier service, prepaid or sent by United States registered or certified mail, return receipt requested, postage prepaid and addressed as provided herein, or any other address designated by such party which has been furnished in writing in accordance with this provision. Notices shall be deemed given and served (i) upon receipt or refusal, if delivered personally or by certified or registered mail; or (ii) one business day after deposit with an overnight courier service.

If to the Merchant:

dELiA*s, Inc. 50 West 23rd Street New York, New York 10010 Attn: Ryan A. Schreiber, Esq. Telephone: (212) 590-6204 Facsimile: (212) 590-6500 Email: rschreiber@deliasinc.com

DLA Piper LLP (US)

1251 Avenue of the Americas, 25th Floor

New, York, New York 10020

Attn:  Gregg Galardi, Esq.

           Dienna Corrado, Esq.

Telephone: (212) 335-4640

Facsimile: (212) 884-8540

Email:gregg.galardi@dlapiper.com

           dienna.corrado@dlapiper.com

If to the Agent:

Gordon Brothers Retail Partners, LLC Prudential Tower 800 Boylston Street Boston, MA 02119 Attn: Michael Chartock Telephone: 617.210.7116 Email: mchartock@gordonbrothers.com	Hilco Merchant Resources, LLC 5 Revere Drive, Suite 206 Northbrook, IL 60062 Attn: Ian S. Fredericks Tel: 847.418.2075 Email: ifredericks@hilcotrading.com

If to the Purchaser:

Butterfly Retail Acquisition LLC 50 West 23rd Street – 10th Floor New York, NY 10010 Attn: Brian Lattman, President Telephone: 212-590-6351 Email: blattman@alloymerch.com	Greenberg Traurig, P.A. 401 E. Las Olas Boulevard, Suite 2000 Fort Lauderdale, FL 33301 Attn: Mathew Hoffman, Esq. Telephone: (954) 768-8203 Facsimile: (954) 759-5532 Email: hoffmanma@gtlaw.com

If to the Committee:	If to the Lender:

Kelley Drye & Warren LLP 101 Park Avenue New York, NY 10178 Attn: Robert L. LeHane, Esq. Gilbert R. Saydah, Jr., Esq. Email: rlehane@kelleydrye.com gsaydah@kelleydrye.com	Choate Hall & Stewart, LLP Two International Place Boston, MA 02110 Attn: John F. Ventola, Esq. Seth D. Mennillo, Esq. Email: jventola@dchoate.com smennillo@choate.com

14.4 This Agreement may be signed in two or more counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together will constitute one and the same agreement.

14.5 Each party acknowledges that monetary damages would be an inadequate remedy for breach of its obligations under this Letter Agreement, and that any such breach will result in immeasurable and irreparable harm to the other party. Subject to Section 12 above (Break Up Fee and Expense Reimbursement), each party shall be responsible for such party’s attorney’s and other professional’s fees, costs, and expenses associated with this Letter Agreement and the transactions contemplated hereby.

14.6 This Agreement shall be binding upon, and inure to the benefit of, the Agent, the Purchaser, the Merchant and their respective successors and assigns.

14.7 Time is of the essence with respect to all dates and time periods in this Letter Agreement.

14.8 This Letter Agreement shall not be construed more strictly against one party than against the other, merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that the Merchant, Agent, and Purchaser have contributed substantially and materially to the preparation of this Letter Agreement.

14.9 No change, modification or amendment shall be made to this Letter Agreement unless set forth in writing and signed by all of the parties affected thereby.

14.10 As between the Merchant and Agent with respect to the “Sale” (as defined in the Agency Agreement), to the extent there is a conflict or discrepancy between the definitions set forth on Exhibit A to this Letter Agreement and the definitions in the Agency Agreement, the Agency Agreement shall control in all respects; provided, however, that the foregoing does not apply to the definition of Asset Proceeds, which shall be as defined in this Letter Agreement and Exhibit A.

[Signature page follows]

Please sign where indicated below and return a copy of this Letter Agreement to us. We look forward to working with your organization in connection with this matter.

Very truly yours,

HILCO MERCHANT RESOURCES, LLC

/s/ Ian Fredericks
By:	Ian Fredericks
Its:	VP & Assistant General Counsel, Managing Member

GORDON BROTHERS RETAIL PARTNERS, LLC

/s/ Michael Chartock
By:	Michael Chartock
Its:	General Counsel

ACCEPTED, AGREED AND ACKNOWLEDGED THIS

DAY OF January, 2015 BUTTERFLY RETAIL ACQUISITION LLC

/s/ Steven Russo
By:	Steven Russo
Its:	Managing Member

ACCEPTED, AGREED AND ACKNOWLEDGED THIS

DAY OF January, 2015

dELiA*s, INC., ON BEHALF OF ITSELF AND THE OTHER DEBTORS

/s/ Ryan Schreiber
By:	Ryan Schreiber
Its:	President, General Counsel & Secretary

SCHEDULE 2.1(b)

Acquired IP

All of Merchant’s right, title, and interest in and to the following:

1.	The Customer Lists, subject to section 7.9 of the Agency Agreement and such other restrictions or limitations as may be imposed by the Bankruptcy Court or the Consumer Privacy Ombudsman with respect to the transfer or maintenance of Personally Identifiable Information.

2.	The mark “dELiA*s” for use in respect of specialty-branded retail stores, an e-commerce business similar to the Direct Business Platform, and/or a direct to consumer catalog business and such other uses that Merchant has to use the mark “dELiA*s”.

3.	All other Intellectual Property (i) owned by, licensed to, and transferrable by the Merchant to an unaffiliated third party and (ii) used in connection with, or necessary for, the operation of Merchant’s specialty-branded retail stores, the Direct Business Platform, and/or Merchant’s direct to consumer catalog business.

4.	The Trademark License Agreement, dated as of February 24, 2003, by and among dELiA*s Brand LLC, as Licensor, and Merchant, as Licensee, and the Merchant’s interests in the trademarks listed on Exhibit 1 hereto.

5.	The Amended and Restated Media Services Agreement (the “Media Services Agreement”) by and between Merchant and Defy Media, LLC (f/k/a Alloy, Inc.) and all of the Merchant’s right, title and interest to the URL domain www.delias.com and the URL subdomain “store.delias.com”.

6.	The URL domain name www.deliasinc.com, subject to Purchaser providing a sublicense to Merchant for the right to use such domain name through June 30, 2015.

7.	Assumption and Assignment of executory contracts and unexpired personal property leases necessary for the operation of the Direct Business Platform, such as web and server hosting agreements, as specified by the Purchaser, in its sole discretion.

8.	Permits associated with the operation of the Direct Business Platform, the Stores, or the direct to consumer catalog business, but solely to the extent transferrable.

EXHIBIT 1 TO SCHEDULE 2.1(b)

TM Rights (Grouped by client)						Report Date: 12/5/2014			Page: 1

Client:	dELiA*s		50 West 23rd Street
			New York, New York 10010

ID	Country	Mark	Classes	App. #	App. Dt	Reg. #	Reg. Dt	Allow. Dt	ITU
17215	Australia	dELiA*s and Design	3, 25, 35	725,053	1/3/1997	725,053	12/16/1997		No
17236	Brazil	dELiA*s and Design	25	825,126,665	11/18/2002				No
17231	Brazil	DELIA’S	25	825,126,657	11/18/2002				No
17184	Canada	dELiA*s and Design		849,008	6/25/1997	506,959	1/22/1999		No
17185	Canada	Delia’s 9 Point Design		851,637	7/29/1997	502,668	10/22/1998		No
17234	China (People’s Republic Of)	DELIA’S	35	970087658	8/21/1997	1,215,979	10/14/1998		No
17221	Hong Kong	DELIA’S dELiA*s DELIA’S	35		8/20/1997	199902514	3/3/1999		No
		dELiA*S and Design
17263	Japan	dELiA*s and Design	25	1995-098373	9/26/1995	4,387,892	6/2/2000		No
17271	Japan	dELiA*s and Design	3	1996-138473	12/10/1996	4,432,792	11/17/2000		No
17273	Japan	dELiA*s and Design	16	1995-098372	9/26/1995	4,097,175	12/26/1997		No
17265	Japan	DELIA’S (STYLIZED) IN	16	1996-138474	12/10/1996	4,190,967	9/25/1998		No
		KATAKANA
17272	Japan	DELIA’S (STYLIZED) IN	25	1996-138475	12/10/1996	4,148,465	5/22/1998		No
		KATAKANA
17266	Japan	Delia’s 9 Point Design	16	1996-138477	12/10/1996	4,190,968	9/25/1998		No
17262	Japan	Delia’s 9 Point Design	25	1996-138478	12/10/1996	4,125,846	3/20/1998		No
17261	Japan	Delia’s 9 Point Design	3	1996-138476	12/10/1996	4,161,941	7/3/1998		No
17210	New Zealand	dELiA*s and Design	3, 25, 42	280,487	8/4/1997	280,487	9/21/1998		No
17239	South Africa	DELIA’S	3	1997/11754	8/5/1997	1997/11754	9/5/2000		No
17241	South Africa	DELIA’S	42	1997/11756	8/5/1997	1997/11756	9/5/2000		No
17240	South Africa	DELIA’S	25	1997/11755	8/5/1997	1997/11755	9/5/2000		No
17216	South Korea	dELiA*s and Design	3, 16, 25			40-577897	3/18/2004		No
17217	United Kingdom	dELiA*s and Design	25, 35	2,284,324	10/30/2001	2,284,324	5/3/2002		No
17213	United Kingdom	dELiA*s and Design	3	2,144,536	9/9/1997	2,144,536	6/14/2002		No
17214	United Kingdom	DELIA’S	3	2,144,538	9/9/1997	2,144,538	9/6/2002		No
17174	United States	DAISY BY DELIA’S	25	78/677,218	7/25/2005	3,636,800	6/9/2009		No
17258	United States	dELiA*s and Design	3	86/315,549	6/20/2014				No
17181	United States	DELIA’S	18	74/644,799	3/10/1995	2,076,125	7/1/1997		Yes
17186	United States	DELIA’S	25, 42	74/505,280	3/28/1994	1,908,572	8/1/1995		No
17192	United States	DELIA’S	18	78,215,932	2/18/2003	3,360,344	12/25/2007		Yes
17182	United States	DELIA’S	25	78/218,010	2/24/2003	3,265,620	7/17/2007		Yes
17190	United States	DELIA’S	16, 18, 25	78/211,546	2/6/2003	3,392,697	3/4/2008		Yes
17189	United States	DELIA’S	42	75/976,281	2/12/1996	2,092,322	8/26/1997		Yes

TM Rights (Grouped by client)					Report Date: 12/5/2014			Page: 2

17180	United States	DELIA’S	25	74/644,800	3/10/1995	1,943,039	12/19/1995	No
17179	United States	DELIA’S	25	74/644,797	3/10/1995	1,997,643	8/27/1996	Yes
17178	United States	DELIA’S	14	74/644,795	3/10/1995	2,011,083	10/22/1996	Yes
17193	United States	Delia’s 9 Point Design	3	75/976,254	12/29/1995	2,104,334	10/7/1997	Yes
17197	United States	Delia’s 9 Point Design	35	76/977,059	7/10/2002	2,907,137	11/30/2004	No
17198	United States	DELIA’S POCKET DESIGN	25	77/634,190	12/16/2008	3,884,488	11/30/2010	No
17194	United States	MALLORY	25	77/901,675	12/28/2009	4,020,123	8/30/2011	Yes
17196	United States	STYLE GOSSIP	35	77/607,037	11/4/2008	4,284,281	2/5/2013	No

SCHEDULE 2.1(c)

ALLOY FF&E
Item Level Summary

Description 1	Description 2	Description 3	Description 4	Description 5	QTY
9th Floor MAC Equipment
I-Mac i5	3.2 Ghz	32 GB	1TB	D25M20P0F8J4	1
I-Mac i5	3.4 Ghz	32 GB	1TB	D25MJ1VAF8JC	1
I-Mac i5	3.5 Ghz	24 GB	1TB	C02KDA2DDNCW	1
I-Mac i5	3.2 Ghz	24 GB	1TB	C02KD9WYDNCW	1
I-Mac i5	3.4 Ghz	32 GB	1TB	D25N42KDF8JC	1
i-Mac-i5	3.4 Ghz	32 GB	1TB	D25N42N1F8JC	1
i-Mac-i5	3.4 Ghz	32 GB	1TB	D25N42KGF8JC	1
I-Mac i7	3.4 Ghz	16 GB	1TB	D25KF0MHDNMP	1
i-Mac-i5	3.2 Ghz	24 GB	1TB	C02KDA3HDNCW	1
I-Mac i5	3.2 Ghz	16 GB	1TB	D25LJ0DAF8J9	1
MacPro	3.7 Ghz	32 GB	1TB	F5KMM0UUF9VN	1
27” Thunderbolt Display					1
27” Thunderbolt Display					1
I-Mac i5	3.2 Ghz	32 GB	1TB	D25M20MCF8J4	1
I-Mac i5	3.2 Ghz	32 GB	1TB	D25M206WF8J4	1
I-Mac i5	3.2 Ghz	32 GB	1TB	D25M2076F8J4	1
I-Mac i5	3.2 Ghz	24 GB	1TB	C02KDA3PDNCW	1
MacPro5,1 In Poto Shop	3.2 Ghz	16 GB	4TB	C07JF01MF4MC	1
27” Thunderbolt Display	in				1
27” Thunderbolt Display					1
MacBookPro5,1	2.4 Ghz	4 GB	500 GB	W8848H2H1G0	1

New Jersey Data Center
Hitachi SAN	HUS 130				1
APC Intellengent PDU					2
Cisco UCS Chassis					1
5 Processor Blades					1
2 Fiber Modules					1
HP Proliant Server	Proliant DL-360				1
HP Proliant Server	Proliant DL-380				1
HP Proliant Server	Proliant DL-380 G7				1
APC Intellengent PDU					2
Cisco Firewalls	ASA 5520 K9				2
Cisco Switches	Cisco 3750				4
Cisco Routers	Cisco 7206				2
Baracuda mail Spam Firewall	Baracuda FW 400				1
Foundry Load Balancer	Serveriron 4G ( not in use)				1
IBM T60 Laptop	T60				1
APC Intellengent PDU					2
Tripplite KVM					1
HP Proliant Server	Proliant DL-360 G7				1
HP Proliant Server	Proliant DL-380 G7				1
HP Proliant Server	Proliant DL-580 G7				1
APC Intellengent PDU					2
Apple Mac Mini + Fiber Channel	Mac Mini (Mac File Server)				1
HP Proliant Server	Proliant DL-360 G5				1
HP Proliant Server	Proliant DL-380 G6				1
HP Storage works Tape Library	MSL4048				1
HP Proliant Server	Proliant DL-380e Gen8				1
HP Proliant Server	Proliant DL-580 G7				1
Sun Netra 440	Netra 400				2
HP Proliant Server	Proliant DL-380 G7				3
HP Proliant Server	Proliant DL-360 G5				4
HP Proliant Server	Proliant DL-320				1
HP Proliant Server	Proliant DL-360 G7				2
HP Proliant Server	Proliant DL-360 G6				1
HP Proliant Server	Proliant DL-360				4
HP Proliant Server	Proliant DL-120 G6				2
Juniper Firewalls	ISG-1000				2
Juniper firewall	Netscreen 204				1
Foundry Load Balancer	Serveriron 4G (not in use)				1
Baracuda Load Balancer	340 Load Balancer				1

9th Floor IT Room
Palo Alto application firewall, model PA500, requires subsription	IT	Firewall			1
Ruckas Zone Director controller for access points, model 1100	IT	Controller			2
Cisco Small Business smart switch, model SG300	IT	Switch			14
Juniper Netscreen 50	IT	Firewall			1
Cisco core switch, model 6509e, year 2004	IT	Switch			1
Lucent phone switch, year 2000	IT	Switch			1
Cisco core switch, model 6506e, year 2004	IT	Switch			2
HP Proliant DL and ML Server 350 to 380, G4 to G8, assorted	IT	Server			23
Apple Promise VTrak 16TB E-Class E610F FC Raid; 16x 1TB SATA for MAC,	IT	Storage system			1
Baracuda mail gateway Firewall 400, requires subscription	IT	Firewall			1
Copmpaq, HP	IT	Server rack			7
Synology network attached storage, 24 TB, Raid 10, model DS 1813+	IT	Storage system			1
Tripp-Lite KVM	IT	Switch			4
HP tape drive model 4048, upgraded 3 years ago	IT	Drive			1
MSA 2000, expansion storage	IT	Storage system			1
of old SUN equipment with (1) Sunfire V215	IT	Server Rack			1
HP storage works fiber switch model 820Q	IT	Switch			1
HP Procurve 1800, 24G network switch	IT	Switch			1
Cisco 2900	IT	Switch			5
Cisco 2960s, 48 port	IT	Switch			1
Metro rack with casters	MHE	Shelving			2
Eaton Power, model 9355	IT	UPS			1

Page 1 to 2

ALLOY FF&E

Item Level Summary

Description 1	Description 2	Description 3	Description 4	Description 5	QTY
Alloy Furniture List #1
Office chairs w/arms					38
Office chairs no arms					3
stack chairs w/arms					14
stack chairs no arms					4
Wicka chair					1
cubical striaght					33
L cubicle					4
U cubicle					2
office desk					1
2 drawer lat. File					6
2 drawer vert. file					1
3 drawer vert. file					37
4 drawer lat. File					1
5 drawer lat. File					5
2 shelf book shelf					1
3 shelf book shelf					1
4 shelf book shelf					1
5 shelf book shelf					1
2 door storage 30”					4
2 door storage 42”					6
combo cabinets					14
Blueprint cabinets					2
wood printer stand on rollers					1
hat rack					1
fans					6
dorm ref.					2
small ref.					1
water cooler w/jugs					1
plywood table on rollers					6
wood table app. 30” X 48”					1
folding table app. 30” X 72”					1
small sq. table					1
wicker room divider w/mirrow small					1
shipping cases for clothes					5
red duffal bag w/rollers					1
printers					3
PC’s not apple w/monitors					20

Office Furniture List #2 Alloy
HP Laser JET 4250M printer					1
Laserjet 8000N printer					1
Laserjet 8100N printer					1
The Judge Gretag macbeth					1
Large breakroon Ref.					2
conference room table					1
3 drawer vert. files					15
2 drawer lat. File					4
combo storage/file cabinets					12
L shape cub.					3
striaght cube desk					12
Nice sled chairs					10
vented back office chair w/arms w/rollers					2
office chairs w/arms w/rollers					14
3 shelf book shelf					1
folding chairs					2
A-frame board					1
speaker set					1
NEC VE281X projector					1
Rolling Garment Rack					35
Cutting Tables					2
Superior Model Forms					6

9th Floor Photo Studio
Mathews tripod with casters					7
Mathews tripod with turtle base					8
Avenger roller stand, model A5012					1
Reel EFX Fan ll, varibeam					1
Manfrotto Auto Pole, assorted					2
Assorted wood riser					10
Heavy duty tripod with casters					2
Folding table, assorted size					3
SPT portable air conditioner					2
Jiffy steamer					1
Round table, 30“x36”					4
Residential Refrigerator					1
Black Auto Pole					3
Mark 5 111					1

EXHIBIT A

Definitions

“3PL” means a third party logistics company designated by the Agent, which shall be reasonably acceptable to the Merchant, Lender and the Committee.

“3PL Expenses” means the documents costs and expenses of the 3PL for the 3PL Services.

“3PL Services” means the 3PL’s responsibilities for picking up the MOOS Inventory from the Merchant, receiving the MOOS Inventory at the 3PL’s facility, processing, counting, sorting, and refurbishing the MOOS Inventory, and shipping the MOOS Inventory to buyers.

“Additional Agent Merchandise” means additional merchandise procured by the Agent which is of like kind and no lesser quality to the Merchandise located in the Stores that the Agent is entitled to include in the Sale.

“Aged Merchandise” means items of Merchandise located in the Stores and the Distribution Center Merchandise (but not Direct Business Merchandise) for which the “Style Last Receipt Date” was on or before May 31, 2014 as reflected on the applicable Cost File.

“Allocation Schedule” means the allocation schedule of Distribution Center Merchandise and In-Transit Merchandise that has been mutually agreed upon by Merchant and Agent.

“Applicable General Laws” means applicable federal, state and local laws, regulations and ordinances, including, without limitation, all laws and regulations relating to advertising, permitting, privacy, consumer protection, occupational health and safety and the environment, together with all applicable statutes, rules, regulations and orders of, and applicable restrictions imposed by, governmental authorities.

“Assets” means the Membership Interests and the Merchant’s rights, title and interests in and to the Intellectual Property.

“Asset Proceeds” means all cash and non-cash consideration received by Merchant or Agent from the sale or other disposition of the Assets, which for the avoidance of doubt shall exclude Proceeds, MOOS Proceeds, FF&E Proceeds and the “Break Up Fee” (as defined in the Letter Agreement to which this is attached) and “Expense Reimbursement” (as defined in the Letter Agreement to which this is attached).

“Central Service Expenses” means costs and expenses for Merchant’s Central Services.

“Central Services” means those Merchant central administrative services necessary for the conduct and support of the Sale, including, but not limited to, use or and access to Merchant’s: (i) inventory control system, (ii) payroll system, (iii ) accounting system, (iv) office facilities, (v) central MIS and POS services, (vi) cash reconciliation, (vii) central administrative services and personnel to process and perform sales audit, banking, and other normal course administrative services customarily provided to or for the benefit of operating the Distribution Centers and/or the Stores, (viii) such other central office services reasonably necessary for the Sale, and (ix) use by Agent reasonably sized offices located at Merchant’s central office facility to effect the Sale.

“Closing Locations” means the Distribution Center and the Stores.

“Committee” means the official committee of unsecured creditors appointed in the Chapter 11 Cases.

“Cost Value” means, with respect to each item of Merchandise, other than the Additional Agent Merchandise, the lower of (i)(x) the lower of the Merchant’s actual cost of such item and (y) the cost of such item as reflected in the SKU for such item of Merchandise as reflected on (1) Merchant’s inventory cost file attributable to the Merchandise (other than the Direct Business Merchandise) identified on Exhibit 5.3(a)(1) to the Agency Agreement; and (2) Merchant’s inventory cost file attributable to the Direct Business Merchandise identified on Exhibit 5.3(a)(2); to the Agency Agreement and (ii) the Retail Price.

“Cure Amounts” means, with respect to each assumed contract acquired as part of the Acquired Assets, the amount required to cure pre-Petition Date monetary defaults or compensate a counterparty for actual pre-Petition Date pecuniary loss, as required by Bankruptcy Code sections 365(b)(1)(A) and (B).

“Customer Lists” means any and all lists of current and past customers of Merchant and/or any business of Merchant, including any and all information relating in any way to the use of such lists for or by Merchant and/or any business of Merchant, including (x) personal information, such as name, address, telephone number, email address, website and any other database information and (y) customer purchase history at a transaction level (including with respect to dollar amounts, dates, and items purchased) but excluding from the foregoing any credit card numbers or related customer payment source or financial information prohibited by law.

“Defective Merchandise” means any item of Merchandise identified and agreed upon by Merchant and Agent (with each party acting reasonably) as defective in that it is damaged, defective, scratched, soiled, ripped, torn, stained, faded, discolored, dented, out of box (if normally sold as new in-the-box), missing pieces, mismatched, mis-mated or near-sized, parts, items typically sold as a set which are incomplete, or gift with purchase items, or otherwise affected by other similar defenses rendering it not first quality.

“Direct Business Merchandise” means those items of inventory identified on Exhibit 5.2(b)(2) to the Agency Agreement that are located in Merchant’s Distribution Center on the Sale Commencement Date, which have been ear-marked and/or ticketed in the ordinary course of business for sale through the Direct Business Platform.

“Direct Business Platform” means the Merchant’s e-commerce based direct business platform.

“Distribution Center” means the Merchant’s distribution center at 348 Poplar Street, Hanover, PA 17331.

“Distribution Center Expenses” means an amount up to (i) $25,000 per week (prorated for partial weeks) in respect of Merchant’s provision of Distribution Center Services during the period of the Sale (during which the Agent is utilizing the Distribution Centers , in each case for the period commencing on the Sale Commencement Date and concluding on the earliest to occur of (x) the Sale Termination Date or (y) the Vacate Date for the applicable Distribution Center; plus (ii) incremental costs and expenses associated with Additional Agent Merchandise, including, without limitation, the receipt, tagging, processing and/or transfer of the Additional Agent Merchandise from the Distribution Centers to the Stores.

“Distribution Center Merchandise” means those items of inventory identified on Exhibit 5.2(b)(1) to the Agency Agreement that are located in Merchant’s Distribution Center on the Sale Commencement Date that do not constitute Direct Business Merchandise.

2

“Distribution Center Services” means those services customarily performed by Merchant in operating and maintaining the Distribution Centers in the ordinary course of business and in the course of receiving and distributing goods and supplies to the Stores, including, but not limited to, with respect to (i) payroll and related employee benefits of all Distribution Centers employees; (ii) rent and other occupancy costs and expenses associated with the Distribution Centers; (iii) the handling, receiving, in-take, storage, ticketing and processing of any Merchandise, Distribution Center Merchandise, In-Transit Merchandise, or Additional Agent Merchandise at the Distribution Centers; (iv) any required supplies in connection with the foregoing; (v) any Central Services required to operate and maintain the Distribution Centers during the Sale Term applicable thereto; and (vi) costs and expenses of moving, transferring, or consolidating Merchandise or Additional Agent Merchandise between the Distribution Centers and the Stores. Merchant hereby covenants and agrees to provide the Distribution Center Services throughout the Sale Term and, except as provided and solely to the extent set forth in section 4.1(v) of the Agency Agreement, Merchant shall be responsible for the payment of all costs and expenses associated with the Distribution Centers and the Distribution Center Services.

“Excluded Defective Merchandise” means (a) any item of Defective Merchandise that is not saleable in the ordinary course because it is so damaged or defective that it cannot reasonably be used or sold for its intended purpose, (b) any item of Defective Merchandise for which the parties cannot mutually agree upon a Cost Value, and/or (c) packaway merchandise.

“Excluded Goods” means all goods not included as “Merchandise.”

“Excluded Benefits” means (i) the following benefits arising, accruing or attributable to the period prior to, during, or after the Sale Term: (w) vacation days or vacation pay, (x) sick days or sick leave or any other form of paid time off, (y) maternity leave or other leaves of absence and (z) ERISA coverage and similar contributions and/or (ii) any other benefits in excess of the Benefits Cap, including, without limitation, any payments due under the WARN Act.

“Excluded Price Adjustments” means the following discounts or price adjustments offered by the Merchant by any means: (i) point of sale discounts or similar adjustments regardless of duration; (ii) employee discounts; (iii) member or customer appreciation points or coupons; (iv) multi-unit purchase discounts; (v) adjustments for damaged, defective or “as-is”” items; (vi) coupons (Merchant’s or competitors’) or similar type coupons/promotions, “groupons”, catalog, website, or circular prices, or “buy one get one” type discounts, or similar type discounts or promotions; (vii) customer savings pass discounts or “bounce back” coupons, or discounts for future purchases based on dollar value of past purchases; (viii) obvious ticketing or marking errors; (ix) instant (in-store) or mail in rebates; or (x) similar customer specific, temporary, or employee non-product specific discounts or pricing accommodations.

“Expenses” shall mean the Store-level (and where expressly applicable, Distribution Center-level) operating expenses of the Sale which arise during the Sale Term and are attributable to the Sale, limited to the following (to the extent set forth in Exhibit 4.1 to the Agency Agreement):

a)	actual Occupancy Expenses for the Stores (that are in operation of each such date) on aggregate per diem basis in an amount up to the aggregate per diem amount; plus (ii) the portion of any percentage rent obligations allocable to the sale of Merchandise during the Sale, plus (iii) the portion of any percentage rent obligations attributable to the sale of Additional Agent Merchandise during the Sale;

b)	actual wages and commissions for all Store-level Retained Employees used in conducting the Sale; provided that, Agent shall only be obligated to pay 50% of the payroll wages for

3

Store-level Retained Employees used during the Inventory Taking, and Merchant shall pay the remaining 50% of the wages for Retained Employees used during the Inventory Taking;

c)	actual amounts payable by Merchant for benefits for Retained Employees (including payroll taxes, FICA, unemployment taxes, workers’ compensation and health care insurance benefits, but excluding Excluded Benefits) for Store-level Retained Employees used in the Sale, in an amount up to sixteen percent (16.0%) of base payroll (including commissions) for all Retained Employees in the Stores (the “Benefits Cap”);

d)	Retention Bonuses for Retained Employees;

e)	all costs and expenses associated with Agent’s on-site supervision of the Closing Locations, including but not limited to any and all fees, wages, bonuses, deferred compensation, taxes, and third party payroll costs and expenses of Agent’s field personnel, travel to, from or between the Closing Locations, and all out-of-pocket and commercially reasonable expenses relating thereto;

f)	all signage, banners, sign walkers, and in-Store signs that are produced for the Sale (inclusive of the Signage Costs);

g)	promotional costs including, without limitation, email blasts, television, and any other advertising and/or direct mail attributable to the Sale and ordered or requested by Agent;

h)	the costs and expenses of obtaining additional supplies used at the Stores as may be required by Agent in the conduct of the Sale;

i)	postage/overnight delivery/courier charges to and from or among the Stores to the extent relating to the Sale;

j)	credit card and bank card fees, chargebacks, and discounts attributable to the Sale at the Stores;

k)	any and all costs of moving, transferring, or consolidating Merchandise and/or Additional Agent Merchandise and/or Direct Business Merchandise (to the extent such goods are included in the Sale and Agent elects to transfer Direct Business Merchandise to the Stores) between and among the Stores;

l)	a pro rata portion for the Sale Term of Merchant’s premiums in respect of general liability, casualty, property, inventory, and other insurance policies attributable to the Merchandise and Additional Agent Merchandise;

m)	third-party payroll processing fees for the Stores and the Direct Business Platform;

n)	armored car service and security personnel;

o)	actual cost of Agent’s capital, reasonable and documented legal expenses, letter of credit fees and insurance;

p)	cost of transferring the Distribution Center Merchandise to the Stores up to an aggregate amount of $100,000;

4

q)	Agent’s 50% of the third party fees and costs of the Inventory Taking;

r)	actual Central Service Expenses in an amount equal to $10,000 per week (pro-rated for partial weeks) for the Sale Term (payable to Merchant) in respect of the cost of Merchant providing Central Services;

s)	Store cash thefts and other Store cash shortfalls in registers;

t)	actual costs and expenses associated with operating the Direct Business Platform in an amount up to $45,000 per week (prorated for partial weeks);

u)	actual Distribution Center Expenses (prorated for partial weeks);

v)	actual costs and expenses of postage, overnight delivery or other shipping charges related to the delivery of Merchandise and Additional Agent Merchandise to the consumers;

w)	any costs and expenses incurred in connection with the acquisition (including costs of goods), shipping, delivery, processing and transfer of any Additional Agent Merchandise;

x)	costs and expenses associated with temporary labor requested or obtained by Agent for purposes of the Sale;

y)	All costs and expenses incurred by Agent in order to comply with Applicable General Laws and/or Liquidation Sale Laws unless and until entry of the Agency Order; and

z)	the actual costs and expenses of Agent providing such additional services as the Agent reasonably deems appropriate for the Sale.

“Final Inventory Report” means the final report of the aggregate Cost Value of the Merchandise counted by the Inventory Taking Service following the completion of the Inventory Taking, after review, reconciliation and mutual written verification thereof by Agent and Merchant, in consultation with Lender.

“Gross Rings” gross register receipts less applicable Sales Taxes but excluding any prevailing discounts for the Gross Rings Period.

“Gross Rings Period” means, if the Sale commences prior to the completion of the Inventory Taking at any Store or the Distribution Centers, the period from the Sale Commencement Date until the Inventory Date for such Store.

“Guaranteed Amount” means an amount equal to ninety-one percent (91%) (the “Guaranty Percentage”) of the aggregate Cost Value of Merchandise.

“In-Transit Merchandise” means items of inventory purchased by Merchant prior to the date of the Agency Agreement, which goods are either subject to a Letter of Credit issued by Merchant and cannot be cancelled as of the date of this Agreement, and/or are already in transit to Merchant from the vendor as of the Sale Commencement Date.

“Intellectual Property” means any and all worldwide rights in and to all tangible and intangible intellectual property assets of Merchant (whether arising under statutory or common law, contract, or

5

otherwise), which include without limitation all of the following items owned by Merchant, for which Merchant is a licensee, sub-licensee, licensor, sub licensor, assignee, assignor, or in which Merchant has an interest or right (and Schedule 1 to the Agency Agreement lists all issued or registered Intellectual Property and applications therefor owned by Merchant): (a) inventions, discoveries, processes, designs, techniques, developments and related improvements whether or not patentable; (b) patents, patent applications, industrial design registrations and applications therefor, divisions, divisionals, continuations, continuations-in-part, reissues, substitutes, renewals, registrations, confirmations, re-examinations, extensions and any provisional applications, or any such patents or patent applications, and any foreign or international equivalent of any of the foregoing; (c) trademarks (whether registered, unregistered or pending), trade dress, service marks, service names, trade names, brand names, product names, logos, domain names, internet rights (including, without limitation IP Addresses and AS numbers), corporate names, fictitious names, other names, symbols (including business symbols), slogans, translations of any of any of the foregoing and any foreign or international equivalent of any of the foregoing and all goodwill associated therewith and (to the extent transferable by law) any applications and/or registrations in connection with the foregoing and all advertising and marketing collateral including any of the foregoing; (d) work specifications, databases and artwork; (e) technical, scientific and other know-how and information (including promotional material), trade secrets, confidential information, methods, processes, practices, formulas, designs, patterns, assembly procedures, specifications owned or used by Merchant; (f) rights associated with works of authorship including copyrights, moral rights, design rights, rights in databases, copyright applications, copyright registrations, rights existing under any copyright laws and rights to prepare derivative works; (g) work for hire; (h) any and all rights of Merchant to the name “dELiA*s” or any derivation thereof, (i) Merchant’s entire customer list and database (including all Customer Lists), and all assets used or useful by Merchant in the conduct of its catalog business and its business over the internet and/or in any other electronic medium, including (without limitation) any websites, social media sites and accounts (including the content contained therein, user names and passwords), diagrams, drawings, domain names, and all advertising and marketing materials and collateral (including all physical, digital, or electronic imagery and design files), samples, product catalogs, product designs and specifications (including tech specifications) vendor and merchandise supplier data and information, (j) software used in the operation of the Direct Business Platform, (k) all goodwill, rights and contracts (including all licenses and sublicenses granted or obtained with respect thereto) related to the foregoing, (k) the right to sue for infringement and other remedies against infringement of any of the foregoing, and (l) rights to protection of interests in the foregoing under the laws of all jurisdictions.

“Inventory Taking” means the SKU-level and Retail Price physical inventory of the Merchandise located at the Stores caused by the Merchant and Agent to be taken which shall count Distribution Center in accordance with the Agency Agreement.

“Inventory Taking Service” means RGIS or another independent inventory taking service mutually acceptable to the Merchant and Agent to conduct the Inventory Taking.

“Lender” means Salus Capital Partners, LLC, in its capacity as administrative agent and collateral agent.

“Letter of Credit” means an irrevocable standby letter of credit, substantially in the form attached to the Agency Agreement nan original stated amount equal to the aggregate of (x) twenty percent (20%) of the estimated Guaranteed Amount and MOOS Guaranteed Amount (based upon Merchant’s books and records maintained in the ordinary course as of the date immediately preceding the Payment Date), and (y) three (3) weeks’ estimated Expenses.

“Liquidation Sale Laws” means applicable laws, rules and regulations in respect of “going out of business,” “store closing” or similar-themed sales.

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“Membership Interests” means all of Merchant’s rights, title, and interests in and to the ownership interests in dELiA*s Brand, LLC.

“Merchandise” means all new, first quality (other than as expressly set forth below), finished goods inventory that is owned by Merchant and customarily sold to customers in the ordinary course of Merchant’s business, including, but not limited to, (i) Merchandise subject to Gross Rings; (ii) Merchandise located in the Stores on the Sale Commencement Date (other than Direct Business Merchandise); (iii) Direct Business Merchandise; (iv) Distribution Center Merchandise received in the Stores on or before January 10, 2015 (the “Receipt Deadline”) in accordance with the Allocation Schedule; (v) In-Transit Merchandise received at the Stores on or before the Receipt Deadline in accordance with the Allocation Schedule, (vi) Aged Merchandise; (vii) Defective Merchandise (to the extent Merchant and Agent can mutually agree on the Cost Value applicable thereto). Notwithstanding the foregoing, “Merchandise” shall not include (i) goods that belong to sublessees, licensees, or concessionaires of Merchant; (ii) goods held by Merchant on memo, on consignment, or as bailee; (iii) Excluded Defective Merchandise; (iv) Additional Agent Merchandise; (v) MOOS Inventory; and (vi) furnishings, trade fixtures furniture, and equipment and improvements to real property that are located in the Closing Locations or the corporate offices; (vi) if applicable, Distribution Center Merchandise that is not received at the Stores on or before the Receipt Deadline; and/or (vii) In-Transit Merchandise that is not received at the Stores on or before to the Receipt Deadline.

“Merchant Consignment Goods” Excluded Goods that, if Merchant so elects at the beginning of the Sale Term, Agent shall accept those goods not included as “Merchandise” and identified by Merchant for sale as “Merchant Consignment Goods.”

“MOOS Inventory” means those goods referenced in the file “MOOS Inventory.xlsx”, which file was provided by Merchant to Agent by email on December 17, 2014 at 9:36 a.m. CT, and located at the “hilton annex” facility as of the Sale Commencement Date.

“MOOS Guaranteed Amount” means an amount equal to thirty-six percent (36%) of the aggregate Cost Value of the MOOS Inventory, plus payment of the 3PL Expenses.

“MOOS Proceeds” means the proceeds from the sale of the MOOS Inventory.

“Occupancy Expenses” means rent, percentage rent, common-area maintenance, landlord promotional fees, real estate and use taxes, HVAC, utilities, telecom/telephone charges, point-of-sale systems maintenance, store security systems, routine repairs and maintenance, taxes and licenses, costs of all local, long-distance, and international telephone, satellite broadband connections, T-1 lines, broadband internet, and other telecommunications services, trash removal (to the extent excluded as a fixed charge component of lease obligation), snow removal, and ordinary course third-party cleanings, pest control services, plus any percentage rent obligations incurred by Merchant under applicable leases or occupancy agreements that are allocable to the sales as part of the Sale during the Sale Term of: (x) Merchandise and (y) Additional Agent Merchandise included in the Sale.

“Owned DC FF&E” means furniture, fixtures and equipment (including, but not limited to, machinery, rolling stock, office equipment, conveyors, racking, and personal property (other than computers, servers, and hardware used or utilized in connection with or associated with the Direct Business Platform) owned by Merchant and located at the Distribution Center.

“Owned FF&E” means the items in the file entitled “FF&E Assets” provided by Merchant to Agent (exclusive in all instances of Owned DC FF&E referenced in such file).

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“Petition Date” shall mean December 7, 2014 which is the date the Chapter 11 Cases were commenced.

“Proceeds” means the aggregate of (i) the total amount (in dollars) of all sales of Merchandise in the Stores and/or through the Direct Business Platform; (ii) all service revenue received by Merchant from the Stores and/or through the Direct Business Platform (if applicable), in each case during the Sale Term and exclusive of Sales Taxes; (iii) the total amount (in dollars) of all sales of Additional Agent Merchandise (exclusive of Sales Taxes); (iv) all proceeds of Merchant’s insurance for loss or damage to Merchandise arising from events occurring during the Sale Term relating to the Merchandise and Additional Agent Merchandise; (v) all amounts received from customers or other third parties on account of postage, overnight delivery or other shipping charges related to the delivery of Merchandise and Additional Agent Merchandise to the consumers; and (vi) any and all proceeds received by Agent from the disposition of Remaining Merchandise.

“Remaining Merchandise” means all Merchandise and Additional Agent Merchandise remaining at the conclusion of the Sale.

“Retail Price” means, with respect to each item of Merchandise, the lowest of the lowest ticketed price, determined as of the Sale Commencement Date, “Style Chain Current Retail” as reflected on the Cost File other file price, marked price, shelf price, hang-tag price, stickered price, PLU price, or other hard-marked price, excluding Excluded Price Adjustments; provided, however, that, with respect to Aged Merchandise, the “Retail Price” shall be the lower of (x) the Retail Price as determined in accordance with the sentence to which this proviso is attached; or (y) the original retail price for such item of Aged Merchandise, multiplied by (y) fifty percent (50%).

“Retained Employee” means any such Store employee identified by the Agent to be used in connection with the Sale.

“Retention Bonuses” means retention bonuses paid to Retained Employees.

“Returned Merchandise” means returns of Merchandise sold by Merchant prior to the Sale Commencement Date in accordance with Merchant’s return policies in effect at the time of purchase (to the extent presented in accordance with the foregoing terms) and returned during the first thirty (30) days of the Sale.

“Sale” means with respect to the Merchandise and Owned FF&E, a “sale on everything”, “everything must go”, or similarly themed sale, “store closing” or “going-out-of-business” sale.

“Sale Commencement Date” means the Sale commenced at each of the Stores on December 4, 2014.

“Sale Termination Date” means the earlier of (i) April 15, 2015; and (ii) the date that is 120 twenty days after entry of an order for relief in Merchant’s bankruptcy case.

“Sales Taxes” means during the Sale Term, all sales, excise, gross receipts, and other taxes attributable to sales of Merchandise, Additional Agent Merchandise, Merchant Consignment Goods, and/or Owned FF&E as indicated on Merchant’s point of sale equipment (other than taxes on income, but specifically including, without limitation, gross receipts taxes) payable to any taxing authority having jurisdiction

“Sale Term” means the period beginning on the Sale Commencement Date through and including the Sale Termination Date

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“Stores” means the Merchant’s retail store location(s) identified on Exhibit A-1 attached to the Agency Agreement.

“Vacate Date” means the date on which Agent shall vacate any Store or Distribution Center.

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EXHIBIT B

Form Assignment Agreement for Membership Interests

ASSIGNMENT OF MEMBERSHIP INTERESTS

This Assignment of Membership Interests (this “Assignment”) is made and entered into this [    ] day of [        ], 2015, by and between dELiA*s Assets Corp., a Delaware corporation (“Assignor”), and Butterfly Retail Acquisition LLC, a New York limited liability company, (hereinafter, “Assignee”), collectively termed the “Parties.”

RECITALS

WHEREAS, dELiA*s, Inc. and its affiliates, including Assignor, are debtors and debtors in possession (collectively, the “Debtors”) in In re dELiA*s, Inc., et al., Case No. 14-23678 (RDD) pending before the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);

WHEREAS, dELiA*s Brand LLC (“Brand”), a Delaware Limited Company, was formed by filing a Certificate of Formation with the Secretary of State of the State of Delaware on February 5, 2003 and is governed by that certain Limited Liability Company Agreement, dated as of February 24, 2003 of Brand (the “LLC Agreement”), true and correct copies of which are attached hereto as Exhibits A and B, respectively.

WHEREAS, Assignor holds all of the issued and outstanding membership interests in Brand (the “Membership Interests”) and desires to assign one hundred percent (100%) of the Membership Interests to Assignee (the “Assigned Interest”).

WHEREAS, the Debtors entered into an Amended & Restated Agency Agreement, dated December 22, 2014 (the “Agency Agreement”) with a joint venture comprising of Hilco Merchant Resources, LLC and Gordon Brothers Retail Partners, LLC (together, the “Agent”), which Agency Agreement was approved by the Bankruptcy Court pursuant to the Final Order (A)(I) Approving the Debtors’ Assumption of Agency Agreement, (II) Authorizing the Debtors to Sell Certain Assets Through Store Closing Sales, (III) Authorizing the Debtors to Abandon Unsold Property, (IV) Waiving Compliance With Contractual Store Closing Sale Restrictions and Exempting the Debtors From Laws Restricting Store Closing Sales, and (V) Granting Related Relief [Docket No. 98] entered on December 24, 2014 (the “Agency Order”).

WHEREAS, the Agent has been granted designation rights under the Agency Agreement which apply to the Membership Interests;

WHEREAS, subject to the approval of the Bankruptcy Court and upon the direction of the Debtors, Assignor desires to sell, assign, convey and transfer all of its right, title and interest in and to the Assigned Interests, subject to the terms and conditions set forth herein and pursuant to the terms and conditions of that certain letter agreement, dated January [    ], 2015 between the Debtors, the Agent, and the Assignee (hereinafter, the “Letter Agreement”), which is incorporated herein by reference; and

WHEREAS, Assignee desires to purchase and accept such assignment, conveyance, and transfer on the conditions set forth herein and in the Letter Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and the Assignee agree as follows:

Section 1. The Effective Date. The consummation of the transaction contemplated hereunder (the “Effective Date”) shall take place, subject to the payment of the Payment Amount pursuant to the terms of the Letter Agreement and Assignor’s delivery of the Assigned Interest pursuant to this Agreement.

Section 2. Assignment. Assignor hereby transfers and assigns to Assignee, effective as of the date hereof, the Membership Interests, which collectively constitute the Assigned Interest.

Section 3. Consideration. In consideration for said assignment, Assignor has been paid the amount specified in the Letter Agreement.

Section 4. Bankruptcy Court Approval. The Parties hereby acknowledge and agree that this Agreement, and the Effective Date contemplated hereunder, is subject to the review and approval of the Bankruptcy Court. Assignor shall use all commercially reasonable efforts to obtain the Bankruptcy Court’s approval of this Agreement and the assignment as contemplated herein. This Agreement shall have no force and effect unless and until the Bankruptcy Court enters an order in form consistent with the terms and conditions of this Agreement and the Letter Agreement (the “Order”), which Order shall be either final and non-appealable, or which Order shall not be stayed. The Order shall contain the protections of Bankruptcy Code section 363(m), approving the terms and conditions of this Agreement.

Section 5. Acceptance. Effective as of the Effective Date, Assignee hereby acquires the Assigned Interest and, in consideration therefor, agrees as of such effective date to become a substituted member of the Company in place of Assignor with respect to the Assigned Interest, and agrees to be bound by all of the terms and provisions of the LLC Agreement.

Section 6. Effect of Assignment. With respect to the Assigned Interest, from and after the Effective Date, (i) Assignee shall be the sole and exclusive owner of the Assigned Interest in accordance with this Assignment, (ii) such ownership shall hereby be deemed evidenced by this Assignment and this Assignment shall be included in the books and records of the Company, (iii) Assignor shall cease to have any right, title or interest in or to the Assigned Interest, and (iv) Assignor shall cease to have any rights as a member of the Company and waives any restrictions on transfer of the Assigned Interest in the LLC Agreement.

Section 7. Terms of the Letter Agreement. This Assignment is made, delivered and accepted pursuant to and subject to the terms and provisions of the Letter Agreement (including Section 9.1 thereof), which shall survive the delivery of this Assignment as provided in the Letter Agreement. If there is a conflict between the terms of this Assignment and the Letter Agreement, the terms of the Letter Agreement shall control.

Section 8. Counterparts. This Assignment may be executed in a number of identical counterparts, each of which for all purposes is to be deemed an original, and all of which constitute, collectively, one agreement. In addition, this Assignment may be executed in a number of counterparts, any one of which may contain the execution of either Assignor or Assignee, and all of such counterparts

2

taken together shall constitute one completely executed original agreement. Delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Assignment in the presence of the other parties to this Assignment. This Assignment is effective upon delivery of one executed counterpart from each party to the other party hereto.

Section 9. Successors and Assigns. This Assignment shall be binding upon the parties hereto and their respective permitted successors and assigns.

Section 10. Governing Law. This Assignment shall be governed by the laws of the State of Delaware, without regard to any principles of conflict of laws that would require the application of the laws of any other jurisdiction.

IN WITNESS WHEREOF, the duly authorized signatory of each party hereto has executed this Agreement.

ASSIGNOR:

dELiA*s ASSETS CORP.

By:
Name:
Title:

ASSIGNEE:

BUTTERFLY RETAIL ACQUISITION LLC

By:
Name:
Title:

ACKNOWLEDGED WITH RESPECT
TO THE DESIGNATION TO ASSIGNEE:

HILCO MERCHANT RESOURCES, LLC

By:
Name:
Title:

GORDON BROTHERS RETAIL PARTNERS, LLC

By:
Name:
Title:

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Exhibit A to Assignment of Membership Interests

Certificate of Formation

Exhibit B to Assignment of Membership Interests

Limited Liability Company Agreement

EXHIBIT C

Form Assignment Agreement for Intellectual Property

SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT (hereinafter called “Agreement”), made this     day of February, 2015, by and dELiA*s, Inc. and certain of its affiliates, as debtors and debtors in possession (collectively, the “Debtors” or “Assignor”), and Butterfly Retail Acquisition LLC, a New York limited liability company (hereinafter, “Assignee”), collectively termed the “Parties.”

RECITALS:

WHEREAS, the Debtors’ Chapter 11 bankruptcy cases are being jointly administered under In re dELiA*s, Inc., et al., Case No. 14-23678 (RDD) pending before the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);

WHEREAS, the Debtors entered into an Amended & Restated Agency Agreement, dated December 22, 2014 (the “Agency Agreement”) with a joint venture comprising of Hilco Merchant Resources, LLC and Gordon Brothers Retail Partners, LLC (together, the “Agent”), which Agency Agreement was approved by the Bankruptcy Court pursuant to the Final Order (A)(I) Approving the Debtors’ Assumption of Agency Agreement, (II) Authorizing the Debtors to Sell Certain Assets Through Store Closing Sales, (III) Authorizing the Debtors to Abandon Unsold Property, (IV) Waiving Compliance With Contractual Store Closing Sale Restrictions and Exempting the Debtors From Laws Restricting Store Closing Sales, and (V) Granting Related Relief [Docket No. 98] entered on December 24, 2014 (the “Agency Order”).

WHEREAS, the Agent has been granted certain designation rights under the Agency Agreement which apply to certain assets described in Exhibit A (said assets are hereinafter referred to as the “Assets”);

WHEREAS, subject to the approval of the Bankruptcy Court, Assignor desires to sell, assign, convey and transfer all of its right, title and interest in and to the Assets on the terms and conditions herein and pursuant to that certain letter agreement, dated January [    ], 2015 between the Debtors, the Agent, and the Assignee (hereinafter, the “Letter Agreement”), which is incorporated herein by reference;

WHEREAS, Assignee desires to purchase and accept such assignment, conveyance, and transfer on, subject to the terms and conditions set forth herein and in the Letter Agreement.

NOW, THEREFORE, in consideration of the consideration referenced herein, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby reciprocally acknowledged, Assignor and Assignee agree as set forth below.1

1. Defined Terms. All initially capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Letter Agreement.

2. The Effective Date. The date the consummation of the transaction contemplated hereunder shall take place (the “Effective Date”), subject to the payment of the Payment Amount pursuant to the terms of the Letter Agreement and Assignor’s delivery of the Assets pursuant to this Agreement.

[1]	Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Letter Agreement.

3. Assumption by the Debtors and Assignment to Assignee. As of the Effective Date, pursuant to sections 363 and 365 of the Bankruptcy Code, the Debtors hereby assume all of their rights, title and interests in the Assets and, pursuant to the designation rights granted to Assignor under the Agency Agreement, hereby direct the Assignor to assign all of the Debtors’ rights, title, interest, and obligations with respect to the Assets free and clear of all liens, claims and encumbrances (other than the Permitted Encumbrances). Assignee, as and from the Effective Date, hereby accepts the assignment and assumes and agrees to make all of the payments and perform all of the covenants, conditions and agreements with respect to the Assets.

4. The Consideration. In consideration for said assignment, Assignor has been paid the amount specified in the Letter Agreement.

5. Bankruptcy Court Approval. The Parties hereby acknowledge and agree that this Agreement, and the Effective Date contemplated hereunder, is subject to the review and approval of the Bankruptcy Court. Assignor shall use all commercially reasonable efforts to obtain the Bankruptcy Court’s approval of this Agreement and the assumption and assignment as contemplated herein. This Agreement shall have no force and effect unless and until the Bankruptcy Court enters an order in form consistent with the terms and conditions of this Agreement and the Letter Agreement (the “Order”), which Order shall be either final and non-appealable, or which Order shall not be stayed pursuant to Bankruptcy Rules 6004(h) and 6006(d). The Order shall contain the protections of Bankruptcy Code section 363(m), approving the terms and conditions of this Agreement.

6. Terms of the Letter Agreement. This Agreement is made, delivered and accepted pursuant to and subject to the terms and provisions of the Letter Agreement, which shall survive the delivery of this Agreement as provided in the Letter Agreement. If there is a conflict between the terms of this Agreement and the Letter Agreement, the terms of the Letter Agreement shall control.

7. Successors. This Agreement shall be binding upon the Parties hereto and their respective permitted successors and assigns.

8. Counterparts. This Agreement may be executed in a number of identical counterparts, each of which for all purposes is to be deemed an original, and all of which constitute, collectively, one agreement. In addition, this Agreement may be executed in a number of counterparts, any one of which may contain the execution of either Assignor or Assignee, and all of such counterparts taken together shall constitute one completely executed original agreement. Delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Assignment in the presence of the other parties to this Assignment. This Agreement is effective upon delivery of one executed counterpart from each party to the other party hereto.

9. Applicable Law. The performance and interpretation of this Agreement shall be controlled by the laws of the State of New York. The Bankruptcy Court retains jurisdiction to hear and determine any and all disputes by and among the Parties concerning the interpretation and enforcement of this Agreement and the Letter Agreement, provided, however, in the event the Bankruptcy Court abstains from exercising or declines to exercise such jurisdiction, or is without jurisdiction with respect to any matter concerning this Agreement, such abstention, refusal or lack of jurisdiction shall have no effect upon, and shall not control, prohibit or limit the exercise of jurisdiction of any other court having competent jurisdiction with respect to any such matter.

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IN WITNESS WHEREOF, the duly authorized signatory of each party hereto has executed this Agreement.

ASSIGNOR
dELiA*s, INC., on behalf of itself and its affiliated
Debtors

By:
Name:
Title:

ASSIGNEE:
BUTTERFLY RETAIL ACQUISITION LLC

By:
Name:
Title:

ACKNOWLEDGED WITH RESPECT
TO THE DESIGNATION TO ASSIGNEE:

HILCO MERCHANT RESOURCES, LLC

By:
Name:
Title:

GORDON BROTHERS RETAIL PARTNERS, LLC

By:
Name:
Title:

3

EXHIBIT A TO SALE, ASSUMPTION AND ASSIGNMENT AGREEMENT

Assets Consisting of Assumed Contracts

EXHIBIT D

Form Bill of Sale for Acquired IP (other than Assumed Contracts) and Other Assets

BILL OF SALE

This Bill of Sale (this “Bill of Sale”) is executed and delivered this [    ] of February, 2015, by and dELiA*s, Inc. and certain of its affiliates, as debtors and debtors in possession (collectively, the “Debtors” or “Seller”), and Butterfly Retail Acquisition LLC, a New York limited liability company (hereinafter, “Purchaser”), collectively termed the “Parties.”

RECITALS:

WHEREAS, the Debtors’ Chapter 11 bankruptcy cases are being jointly administered under In re dELiA*s, Inc., et al., Case No. 14-23678 (RDD) pending before the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);

WHEREAS, the Debtors entered into an Amended & Restated Agency Agreement, dated December 22, 2014 (the “Agency Agreement”) with a joint venture comprising of Hilco Merchant Resources, LLC and Gordon Brothers Retail Partners, LLC (together, the “Agent”), which Agency Agreement was approved by the Bankruptcy Court pursuant to the Final Order (A)(I) Approving the Debtors’ Assumption of Agency Agreement, (II) Authorizing the Debtors to Sell Certain Assets Through Store Closing Sales, (III) Authorizing the Debtors to Abandon Unsold Property, (IV) Waiving Compliance With Contractual Store Closing Sale Restrictions and Exempting the Debtors From Laws Restricting Store Closing Sales, and (V) Granting Related Relief [Docket No. 98] entered on December 24, 2014 (the “Agency Order”).

WHEREAS, the Agent has been granted certain designation rights under the Agency Agreement which apply to, among other assets, certain intellectual property set forth on Exhibit A attached hereto (the “Sold IP”), and certain assets described on Exhibit B attached hereto (the “Fixed Assets”);

WHEREAS, subject to the approval of the Bankruptcy Court, Seller desires to sell, assign, convey and transfer all of its right, title and interest in and to the Sold IP and the Fixed Assets on the terms and conditions herein and pursuant to that certain letter agreement, dated January [    ], 2015 between the Debtors, the Agent, and the Purchaser (hereinafter, the “Letter Agreement”), which is incorporated herein by reference;2 and

WHEREAS, Purchaser desires to purchase and accept such assignment, conveyance, and transfer on the conditions set forth herein and in the Letter Agreement.

NOW, THEREFORE, in consideration of the consideration referenced herein, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby reciprocally acknowledged, Seller and Purchaser agree as set forth below.

[2]	The Sold IP consists of the Acquired IP (as defined in the Letter Agreement) other than the Assumed Contracts (as defined in the Letter Agreement), which Assumed Contracts are being assigned to Purchaser pursuant to the Letter Agreement and pursuant to that certain Sale, Assumption and Assignment Agreement, dated as of even date hereof.

1. Defined Terms. All initially capitalized terms used but not otherwise defined herein have the meaning given them in the Letter Agreement.

2. The Effective Date. The consummation of the transaction contemplated hereunder (the “Effective Date”) shall take place, subject to the payment of the Payment Amount pursuant to the terms of the Letter Agreement and Seller’s delivery of the Sold IP and the Fixed Assets pursuant to this Bill of Sale.

3. Transfer of Sold IP and Fixed Assets. As of the Effective Date, pursuant to section 363 of the Bankruptcy Code, the Seller hereby sells, conveys, transfers, assigns, and delivers to Purchaser all of the right, title, and interest of Seller in and to the Sold IP and Fixed Assets free and clear of all liens, claims and encumbrances (other than the Permitted Encumbrances). Purchaser hereby purchases and accepts such conveyance, transfer, assignment, and delivery of the Sold IP and the Fixed Assets.

4. The Consideration. In consideration for said sale, Seller has been paid the amount specified in the Letter Agreement.

5. Bankruptcy Court Approval. The Parties hereby acknowledge and agree that this Bill of Sale, and the Effective Date contemplated hereunder, is subject to the review and approval of the Bankruptcy Court. Seller shall use all commercially reasonable efforts to obtain the Bankruptcy Court’s approval of this Bill of Sale and the purchase and sale contemplated herein. This Bill of Sale shall have no force and effect unless and until the Bankruptcy Court enters an order in form consistent with the terms and conditions of this Bill of Sale and the Letter Agreement (the “Order”), which Order shall be either final and non-appealable, or which Order shall not be stayed pursuant to Bankruptcy Rules 6004(h) and 6006(d). The Order shall contain the protections of Bankruptcy Code section 363(m), approving the terms and conditions of this Bill of Sale.

6. Terms of the Letter Agreement. This Bill of Sale is made, delivered and accepted pursuant to and subject to the terms and provisions of the Letter Agreement, which shall survive the delivery of this Bill of Sale as provided in the Letter Agreement. If there is a conflict between the terms of this Bill of Sale and the Letter Agreement, the terms of the Letter Agreement shall control.

7. Successors. This Bill of Sale shall be binding upon the Parties hereto and their respective permitted successors and assigns.

8. Counterparts. This Bill of Sale may be executed in a number of identical counterparts, each of which for all purposes is to be deemed an original, and all of which constitute, collectively, one agreement. In addition, this Bill of Sale may be executed in a number of counterparts, any one of which may contain the execution of either Seller or Purchaser, and all of such counterparts taken together shall constitute one completely executed original agreement. Delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Bill of Sale in the presence of the other parties to this Bill of Sale. This Bill of Sale is effective upon delivery of one executed counterpart from each party to the other party hereto.

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9. Applicable Law. The performance and interpretation of this Bill of Sale shall be controlled by the laws of the State of New York. The Bankruptcy Court retains jurisdiction to hear and determine any and all disputes by and among the Parties concerning the interpretation and enforcement of this Bill of Sale and the Letter Agreement; provided, however, in the event the Bankruptcy Court abstains from exercising or declines to exercise such jurisdiction, or is without jurisdiction with respect to any matter concerning this Bill of Sale, such abstention, refusal or lack of jurisdiction shall have no effect upon, and shall not control, prohibit or limit the exercise of jurisdiction of any other court having competent jurisdiction with respect to any such matter.

IN WITNESS WHEREOF, the undersigned hereby execute this Bill of Sale as of the day and year first above written.

SELLER:

dELiA*s, INC., on behalf of itself and its affiliated Debtors

By:
Name:
Title:

PURCHASER:

BUTTERFLY RETAIL ACQUISITION LLC

By:
Name:
Title:

ACKNOWLEDGED WITH RESPECT
TO THE DESIGNATION TO SELLER:

HILCO MERCHANT RESOURCES, LLC

By:
Name:
Title:

GORDON BROTHERS RETAIL PARTNERS, LLC

By:
Name:
Title:

3